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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 24, 1998 (except for Note 10 which date is June 5, 1998), included in Allegiance Telecom, Inc.'s Prospectus, dated June 30, 1998, which relates to Allegiance Telecom, Inc.'s Registration Statement on Form S-1 (Registration File No. 333-53475), and to all references to our Firm included in this Registration Statement on Form S-8.


                                               ARTHUR ANDERSEN LLP

Dallas, Texas
March 5, 1999